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                                                                     EXHIBIT 5.1


                                  June 13, 1996




Tekelec
26580 West Agoura Road
Calabasas, California 91302


             Re:      Tekelec - Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as securities counsel for Tekelec, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on June 13, 1996, in connection with the registration of an aggregate of 975,000 shares of Common Stock, without par value (collectively, the "Shares"), including 600,000 shares of Common Stock of the Company issuable upon exercise of options granted or to be granted pursuant to the Company's 1994 Stock Option Plan, 175,000 shares issuable upon exercise of options granted or to be granted under the Company's Amended and Restated Non-Employee Director Equity Incentive Plan, and 200,000 shares issuable upon exercise of options granted or to be granted under the Company's Employee Stock Purchase Plan (collectively, the "Plans").

                  In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plans and the Form S-8 prospectus to be delivered to participants in the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied,
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Tekelec
June 13, 1996
Page 2

to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

                  Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Plans and the Form S-8 prospectuses to be delivered to participants in the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the inclusion of our opinion as Exhibit
5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                  This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                       Very truly yours,

                                       Bryan Cave LLP

                                       BRYAN CAVE LLP